UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2021

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Stockholder Approval of the Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan

On May 26, 2021, Vertex Energy, Inc. (“we”, “us” or the “Company”) held its 2021 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders of the Company approved and ratified the Company’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), which amended the Company’s 2020 Restated Equity Incentive Plan to (a) clarify that the plan includes a limitation on the number of shares of common stock that may be issued pursuant to the plan; (b) include a 25 million share limit on the number of shares of common stock issuable upon exercise of incentive stock options granted under the plan; (c) allow for repricing of options granted under the plan without the consent of any holder of such options provided that no repricing may (1) increase the exercise price of any option granted under the plan, or (2) reduce the exercise price below the fair market value (as defined in the plan) of the Company’s common stock on the date the action is taken to reduce such exercise price (without the approval of the holder thereof); and (d) make certain other conforming changes to the plan. The Company’s stockholders approved the 2020 Plan in accordance with the voting results set forth below under Item 5.07. The amendments to the 2020 Plan were originally approved by the Board of Directors of the Company on March 30, 2021, subject to stockholder approval.

The material terms of the 2020 Plan were described in the Company’s Proxy (defined below in Item 5.07) under the caption “Proposal 2 – Approval of the Adoption of the Company’s Amended and Restated 2020 Equity Incentive Plan”. The 2020 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the 2020 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2020 Plan are not intended to qualify as incentive stock options under the Code.

The above description of the 2020 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 23,017,297 shares of voting stock, or 39.7% of our 57,956,057 total outstanding voting shares (including shares of our common stock, Series A Convertible Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock, which vote together as a single class) as of March 30, 2021, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 7, 2021 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

Proposal 1	For	Withhold*	Broker Non-Votes
Election of Directors
Benjamin P. Cowart	22,006,582	48,336	974,415
Dan Borgen	21,228,979	825,939	974,415
David Phillips	21,245,391	809,527	974,415
Christopher Stratton	21,236,670	818,248	974,415
Timothy C. Harvey	22,001,962	52,956	974,415
James P. Gregory	21,982,860	72,058	974,415

Proposal 2	For	Against	Abstain	Broker Non-Votes
Approval of the Company’s Amended and Restated 2020 Equity Incentive Plan	18,261,279	3,777,926	15,713	974,415

Proposal 3	For	Against	Abstain*	Broker Non-Votes
Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the company’s independent auditors for the fiscal year ending December 31, 2021	22,966,447	50,850	12,036	-0-

As a result of the above voting, each of the six (6) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in the proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal and proposals 2 and 3, which each required the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote, were validly approved by the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 21, 2021	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer